Exhibit 32

Section 906 Certification

Leslie H. Wexner, the Chairman and Chief Executive Officer, and Stuart B. Burgdoerfer, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:

(i)	the Annual Report of the Company on Form 10-K dated March 27, 2009 for the fiscal year ended January 31, 2009 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner Chairman and Chief Executive Officer

/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer Executive Vice President and Chief Financial Officer

Date: March 27, 2009